Exhibit h.4

                               SECOND AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

                               SECOND AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of June, 1998 amends that certain Financial Agent Agreement dated December 11, 1996, as amended March 23, 1998, by and between Phoenix Equity Planning Corporation and Phoenix Duff & Phelps Institutional Mutual Funds (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect the recently approved fee structure:

         NOW, THEREFORE, in consideration of the foregoing premise, Schedule A is hereby replaced with the Schedule A attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 31st day of July, 1998.

                               PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS


                               By: /s/ Michael E. Haylon
                                  -------------------------------------
                                   Michael E. Haylon
                                   Executive Vice President

                               PHOENIX EQUITY PLANNING CORPORATION

                               By: /s/ Philip R. McLoughlin
                                  -------------------------------------
                                   Philip R. McLoughlin
                                   President


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                                   SCHEDULE A

                              REVISED FEE SCHEDULE

                 Fee Information For Services as Financial Agent

For its services hereunder Financial Agent shall be paid a fee equal to the sum of (1) the documented cost of fund accounting and related services provided by PFPC, Inc., as subagent, to Financial Agent, plus (2) the documented cost to Financial Agent to provide financial reporting and tax services and oversight of subagent's performance.

The current PFPC fees are attached hereto and made a part hereof.


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                                PFPC FEE SCHEDULE

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               ASSETS UNDER MANAGEMENT                           FEES
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                  $0 - $200,000,000                              0.0850%
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                 $200 - $400,000,000                             0.0500%
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                 $400 - $600,000,000                             0.0300%
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                 $600 - $800,000,000                             0.0200%
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                $800 - $1,000,000,000                            0.0150%
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                  > $1,000,000,000                               0.0125%
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                  Minimum Fund Fee                               $84,000
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                  Additional Class                               $12,000
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EXISTING PORTFOLIOS:
--------------------
Asset Based fees <$50MM WAIVED
Class Fees - WAIVED
Minimum Fund Fees - WAIVED

NEW PORTFOLIOS (FIRST YEAR):
----------------------------
Asset Based fees <$50MM - 50% WAIVED
Class Fees - < $25MM per Class - WAIVED
Minimum Fund Fees - WAIVED

NEW PORTFOLIOS (THEREAFTER):
-----------------------------
Asset Based fees <$50MM - 25% WAIVED
Class Fees - < $25MM per Class - 50% WAIVED
Minimum Fund Fees < $50MM - 50% WAIVED
Minimum Fund Fees < $50-100MM - 25% WAIVED

VARIABLE UNIT INVESTMENT TRUST VALUATION AND REPORTING
------------------------------------------------------
$1,500 per Unit Investment Trust